MICHAEL BLEND PROMOTED TO PRESIDENT AND COO, DEMAND MEDIA
Blend to Help Drive Continued Expansion of the Company’s
Content & Media and Domain Registration Services

SANTA MONICA, Calif.  August 7, 2012 – Demand Media® (NYSE: DMD), a leading digital media company, announced today the promotion of Michael Blend to president and chief operating officer, expanding his current responsibilities overseeing content and media to include leading the company’s domain registration services. He will continue to report to chairman and chief executive officer, Richard Rosenblatt, and the move will be effective August 16.

As president and COO, Blend will add to his current role the operational management and oversight of the company’s registrar services and the launch of its new registry services. This follows his promotion in late 2011 to lead the company’s content and media group, which includes owned and operated sites such as eHow.com, LIVESTRONG.COM and Cracked.com, and the company’s network of customer websites.

“Michael’s leadership will be instrumental as we continue to build upon our successful growth in content and media, as well as embark on a new era of internet domain expansion,” said Demand Media chairman and CEO Richard Rosenblatt. “Michael brings deep experience and proven success leading both of these teams. I couldn’t be more pleased to have his committed leadership in place to oversee our continued growth and innovation on both fronts.”

Blend brings two decades of technology experience to his role as president and chief operating officer. He has most recently been leading Demand Media’s content and media services for owned and operated properties, and before that he led the company's eNom registrar services group. Prior to joining the company, Michael was founder and CEO of Hotkeys, a technology firm acquired by Demand Media. He previously served as vice president of corporate development of Jawbone and vice president of business and corporate development for WeddingChannel.com. Michael began his career as the co-founder of Darwin Keyboards, a computer hardware developer. Blend holds a JD from the University of Chicago and a double BA in Mathematics and Philosophy from Duke University. He also holds a patent in the field of computer hardware design.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital media company that informs and entertains one of the internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, or the sale or removal of content; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as Google continues to make adjustments to its search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including video and other formats of text content; our ability to attract and retain freelance creative professionals; changes in our level of investment in media content intangibles; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles, and media content or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2011 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 24, 2012, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.”
Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

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Contacts
Investor Contact:
Julie MacMedan
Demand Media
(310) 917-6485
Julie.MacMedan@demandmedia.com

Media Contact:
Kristen Moore
Demand Media
(310) 917-6432
Kristen.Moore@demandmedia.com